Exhibit 10.4
REGISTRATION RIGHTS AGREEMENT
dated as of
February 11, 2008
between
GMX RESOURCES INC.,
and
JEFFERIES FUNDING LLC

TABLE OF CONTENTS

Page

ARTICLE 1
Definitions

Section 1.01. Definitions	1
Section 1.02. Other Definitional and Interpretative Provisions	4

ARTICLE 2
Registration Rights

Section 2.01. Demand Registration	5
Section 2.02. Shelf Registration	5
Section 2.03. Registration Procedures	7

ARTICLE 3
Indemnification and Contribution

Section 3.01. Indemnification by the Company	10
Section 3.02. Indemnification by Share Borrower	11
Section 3.03. Conduct of Indemnification Proceedings	11
Section 3.04. Contribution	12

ARTICLE 4
Miscellaneous

Section 4.01. Binding Effect; Assignability; Benefit	14
Section 4.02. Notices	14
Section 4.03. Waiver; Amendment; Termination	15
Section 4.04. Governing Law	15
Section 4.05. Jurisdiction	15
Section 4.06. WAIVER OF JURY TRIAL	16
Section 4.07. Specific Enforcement	16
Section 4.08. Counterparts; Effectiveness	16
Section 4.09. Entire Agreement	16
Section 4.10. Severability	16

REGISTRATION RIGHTS AGREEMENT
AGREEMENT dated as of February 11, 2008 between GMX Resources Inc., an Oklahoma corporation (the “Company”), and Jefferies Funding LLC (the “Share Borrower”).
In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
Definitions
Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Automatic Shelf Registration Statement” shall mean a registration statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D. for Form S-3.
“Blackout Period” means either the Section 2.01(d) Blackout Period or the Section 2.02(e) Blackout Period, as applicable.
“Board” means the board of directors of the Company.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.
“Common Shares” means shares of Common Stock.
“Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.
“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire Common Stock, or any other equity or equity-linked security issued by the Company.

“Convertible Notes” means the $105,000,000 aggregate principal amount of 5.00% Convertible Senior Notes due 2013 issued by Company, or up to $125,000,000 aggregate principal amount to the extent the option to purchase additional Convertible Notes is exercised in full as set forth in the purchase agreement relating to the initial purchase of the Convertible Notes.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“NASD” means the National Association of Securities Dealers, Inc.
“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.
“Registrable Securities” means, at any time, any shares of Common Stock borrowed by the Share Borrower from the Company in accordance with the terms of the Share Lending Agreement that have not been sold in a primary offering pursuant to an effective registration statement of the Company. For the avoidance of doubt, any shares of Common Stock that have been returned by the Share Borrower to the Company pursuant to the Share Lending Agreement and then borrowed again by the Share Borrower pursuant to the Share Lending Agreement shall be deemed “Registrable Securities” until they are sold in a primary offering pursuant to an effective registration statement of the Company.
“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties),

(vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.03(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and disbursements of counsel for the Share Borrower incurred in connection with the sale of the Registrable Securities after the end of the Hedging Reserve Termination Date as defined in the Underwriting Agreement, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xiv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.03(m).
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Share Lending Agreement” means the share lending agreement dated as of February 11, 2008 among GMX Resources Inc., as Lender, Jefferies Funding LLC, as Borrower, and Jefferies & Company, Inc., as Collateral Agent.
“Underwriting Agreement” means the underwriting agreement dated February 11, 2008 between the Company and Jefferies & Company, Inc.
“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Securities Act.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company	Preamble
Damages	3.01
Demand Registration	2.01	(a)
Indemnified Party	3.03
Indemnifying Party	3.03
Inspectors	2.03	(g)
Records	2.03	(g)
Shelf Registration	2.02
Underwritten Takedown	2.02
Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections or Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
Registration Rights
Section 2.01. Demand Registration. (a) If the Company shall receive a request (each such request shall be referred to herein as a “Demand Registration”) from Share Borrower that the Company effect the registration on an appropriate form under the Securities Act of all or any portion of the Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of all Registrable Securities for which Share Borrower has requested registration under this Section 2.01, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered in a primary offering by the Company; provided that, the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds 1.0% of the issued and outstanding shares of Common Stock.
(b) At any time prior to the effective date of the registration statement relating to such registration, the Share Borrower may revoke such request, without liability to the Company, by providing a notice to the Company revoking such request.
(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected.
(d) Upon written notice to the Share Borrower, the Company may postpone effecting a registration pursuant to this Section 2.01 during any 90-day period for a reasonable time specified in the written notice but not exceeding 45 days (the “Section 2.01(d) Blackout Period”) if (i) the Company reasonably determines that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company; provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company’s ability to consummate such transaction, the Company may extend the Section 2.01(d) Blackout Period from 45 days to 60 days; and provided, further, that such Section 2.01(d) Blackout Period shall not exceed an aggregate of 120 days in any 360-day period. The Company shall not specify in the written notice to the Share Borrower the nature of the event giving rise to the Section 2.01(d) Blackout Period effecting a registration pursuant to this Section 2.01.
Section 2.02. Shelf Registration. (a) At any time when the Company is eligible to use Form S-3 (or, if the Company is at such time a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement), Share Borrower may request the Company to effect a registration of the Registrable Securities under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) for a primary offering of the Registrable Securities by the Company (a “Shelf Registration”). The Company shall be required to effectuate Public Offerings from such Shelf Registration (an “Underwritten Takedown”) whenever requested by the Share Borrower upon a three Business Days prior notice.

The provisions of Section 2.01 shall apply mutatis mutandis to such Underwritten Takedown, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the offering. So long as the Shelf Registration is effective, Share Borrower may not request any Demand Registration pursuant to Section 2.01 with respect to Registrable Securities that are registered on such Shelf Registration.
(b) If the Company shall receive a request from Share Borrower that the Company effect a Shelf Registration, then the Company shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of all Registrable Securities for which Share Borrower has requested registration under this section.
(c) At any time prior to the effective date of the registration statement relating to such Shelf Registration, Share Borrower may revoke such request, without liability to the Company, by providing a notice to the Company revoking such request.
(d) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration.
(e) Upon written notice to the Share Borrower, the Company may postpone effecting a registration pursuant to this Section 2.02 during any 90-day period for a reasonable time specified in the written notice but not exceeding 45 days (the “Section 2.02(e) Blackout Period”) if (i) the Company reasonably determines that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company; provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company’s ability to consummate such transaction, the Company may extend the Section 2.02(e) Blackout Period from 45 days to 60 days; and provided, further, that such Section 2.02(e) Blackout Period shall not exceed an aggregate of 120 days in any 360-day period. The Company shall not specify in the written notice to the Share Borrower the nature of the event giving rise to the Section 2.02(e) Blackout Period effecting a registration pursuant to this Section 2.02.

Section 2.03. Registration Procedures. Whenever Share Borrower requests that any Registrable Securities be registered pursuant to Section 2.01 or 2.02 subject to the provisions of such Sections, the Company shall use all reasonable best efforts to effect the registration and the sale of such Registrable Securities as its primary offering in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:
(a) The Company shall as expeditiously as possible (but in no event more than 30 days after a Demand Registration) prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder as its primary offering in accordance with the intended method of distribution thereof, and use all reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a Shelf Registration or Automatic Shelf Registration Statement, for so long as any Convertible Notes remain outstanding. Any such registration statement shall be an automatically effective registration statement to the extent permitted by the SEC’s rules and regulations.
(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), the Company shall, if requested, furnish to the Share Borrower and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Share Borrower and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as the Share Borrower or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities.
(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Share Borrower set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Share Borrower holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Share Borrower holding such Registrable Securities reasonably (in light of the intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Share Borrower to consummate the disposition of the Registrable Securities, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.03(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.
(e) The Company shall immediately notify the Share Borrower holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Share Borrower and file with the SEC any such supplement or amendment.
(f) Share Borrower shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from its exercise of a Demand Registration (including any Underwritten Takedown), which underwriter or underwriters may include any Affiliate of Share Borrower. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in form substantially identical to the Underwriting Agreement) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD, if requested at such time.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by the Share Borrower and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.03 and any attorney, accountant or other professional retained by the Share Borrower or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Share Borrower agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. The Share Borrower further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
(h) The Company shall use reasonable best efforts to furnish to the Share Borrower and to each such underwriter, if any, a signed counterpart, addressed to such Share Borrower or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Share Borrower or the managing underwriter therefore reasonably requests.
(i) The Company shall otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement satisfies the requirements of Rule 158 under the Securities Act.
(j) The Company may require the Share Borrower promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) The Share Borrower agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.03(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Share Borrower’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.03(e), and, if so directed by the Company, the Share Borrower shall deliver to the Company all copies, other than any permanent file copies then in the Share Borrower’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.03(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.03(e) to the date when the Company shall make available to the Share Borrower a prospectus supplemented or amended to conform with the requirements of Section 2.03(e).
(l) The Company shall use all reasonable best efforts to list all Registrable Securities covered by such registration statement on the securities exchange or quotation system on which the Common Stock is then listed or traded.
(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be and (ii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.
ARTICLE 3
Indemnification and Contribution
Section 3.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless the Share Borrower, its Affiliates, its officers, directors, employees, partners and agents, and each Person, if any, who controls the Share Borrower within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) the breach by the Company of any covenant of the Company under this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free-writing prospectus (as defined in Rule 405 under the Securities Act), or (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by the Share Borrower or on the Share Borrower’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Share Borrower provided in this Section 3.01.

Section 3.02. Indemnification by Share Borrower. The Share Borrower agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Share Borrower, but as to clauses (ii) and (iii) only with respect to information furnished in writing by the Share Borrower or on the Share Borrower’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or free-writing prospectus. The Share Borrower also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.02. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. The Share Borrower shall not be liable under this Section 3.02 for any Damages in excess of the income realized by the Share Borrower under the hedging transactions related to the sale of Registrable Securities to which such Damages relate.
Section 3.03. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 3, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
Section 3.04. Contribution. If the indemnification provided for in this Article 3 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Share Borrower on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Share Borrower on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Share Borrower on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Share Borrower on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Share Borrower in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Share Borrower on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions, if any, but before deducting expenses) received by the Company and the Share Borrower bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus (it being understood that such discounts and commissions may be equal to zero). The relative fault of the Company and the Share Borrower on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Share Borrower or by such underwriters. The relative fault of the Company on the one hand and of the Share Borrower on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Share Borrower agree that it would not be just and equitable if contribution pursuant to this Section 3.03 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.03, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Share Borrower shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that the Share Borrower has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 4
Miscellaneous
Section 4.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.
(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto.
(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 4.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:
GMX Resources Inc.
One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, OK 73114
Attention: James Merrill
Facsimile: (405) 600-0600
with a copy to:
Crowe & Dunlevy, Suite 1800
20 North Broadway
Oklahoma City, OK 73102
Attention: Michael Stewart
Facsimile: (405) 272-5283
if to the Share Borrower:
Jefferies Funding LLC
c/o Jefferies & Company, Inc.
520 Madison Avenue
New York, NY 10122
Attention: General Counsel
Facsimile: (212) 284-2280

with a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: Witold Balaban
Facsimile: (212) 450-3834
All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.
Section 4.03. Waiver; Amendment; Termination. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and Share Borrower.
Section 4.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.
Section 4.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
Section 4.08. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 4.09. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.
Section 4.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GMX RESOURCES INC.
By:	/s/ Ken L. Kenworthy, Jr.
	Name:	Ken L. Kenworthy, Jr.
	Title:	President

JEFFERIES FUNDING LLC
By:	/s/ Jason D. Griffith
	Name:	Jason D. Griffith
	Title:	Executive Vice President

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